UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 6, 2015, Century Communities, Inc. (the “Company”) and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named on Schedule A thereto (the “Initial Purchasers”), with respect to a private offering of $60 million in aggregate principal amount of its 6.875% Senior Notes due 2022 (the “Offered Notes”) at an offering price of 98.26% plus accrued interest from November 15, 2014. The Offered Notes were sold and issued in a private offering, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The offering of the Offered Notes closed on April 9, 2015 (the “Closing Date”). The Company intends to use the net proceeds from the offering for the repayment of outstanding debt under its revolving credit facility and for the acquisition and development of land, and, to the extent not used for the acquisition and development of land, for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the Guarantors, and customary closing conditions. Under the terms of the Purchase Agreement, the Company and Guarantors have agreed to indemnify the Initial Purchasers and their controlling persons against certain liabilities or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities.

The foregoing description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the sale and issuance of the Offered Notes, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Initial Purchasers, with respect to the Offered Notes. Under the Registration Rights Agreement, the Company and the Guarantors have agreed, subject to certain exceptions, to (i) file a registration statement (the “Exchange Offer Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a registered offer to exchange the Offered Notes for new notes of the Company having terms substantially identical in all material respects to the Offered Notes (the “Exchange Notes”) within 210 days after the Closing Date, (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after the Closing Date, (iii) consummate the exchange offer as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, but in no event later than 360 days after the Closing Date, and (iv) keep the exchange offer open for not less than 30 days (or longer if required by applicable law). Under certain circumstances, including if the Company is unable to consummate an exchange offer within 360 days after the Closing Date, the Company may be required to file a shelf registration statement with respect to the Offered Notes. If the Company defaults on certain of its requirements under the Registration Rights Agreement, the Company has agreed to pay under certain circumstances additional interest to the holders of the affected Offered Notes at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of such default, with such rate increasing by an additional 0.25% per annum with respect to each subsequent 90-day period until all such defaults have been cured, up to a maximum additional interest rate of 1.0% per annum.

The foregoing description of the Registration Rights Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture; 6.875% Senior Notes due 2022

On the Closing Date, in connection with the issuance of the Offered Notes, the Company and the Guarantors entered into a Third Supplemental Indenture with U.S. Bank National Association, as trustee (the “Trustee”), which supplements the Indenture, dated as of May 5, 2014, as supplemented by the Supplemental Indenture, dated as of December 18, 2014, and the Second Supplemental Indenture, dated as of March 13, 2015, each among the Company, the Guarantors named therein and the Trustee (as supplemented, the “Indenture”). The Offered Notes are additional notes issued under the Indenture pursuant to which the Company previously issued $200 million in aggregate principal amount of its 6.875% Senior Notes due 2022 (the “Existing Notes”). Following consummation of the exchange offer contemplated under the Registration Rights Agreement, the Company expects that the Exchange Notes will bear the same CUSIP number as the Existing Notes and will be fungible with the Existing Notes. The Offered Notes and the Existing Notes will be treated as a single series of notes under the Indenture, and will vote as a single class of notes for all matters submitted to a vote of holders under the Indenture. The Existing Notes, the Offered Notes and the Exchange Notes, collectively, will be referred to herein as the “Notes.”

The Offered Notes are general unsecured senior obligations of the Company and are guaranteed on an unsecured senior basis by the Guarantors. The Offered Notes and the guarantees are subordinated to all of the Company’s and the Guarantors’ existing and future secured debt to the extent of the assets securing that secured debt. In addition, the Offered Notes are effectively subordinated to all of the liabilities of the Company’s subsidiaries that are not guaranteeing the Offered Notes.

The Offered Notes will mature on May 15, 2022. Interest is payable on the Offered Notes semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on May 15, 2015, and will accrue from November 15, 2014.

If the Company experiences certain change of control events, each holder of Notes will have the right to require the Company to repurchase such holder’s Notes at a cash purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The Notes will be redeemable on or after May 15, 2017 at certain specified redemption prices as set forth under the Indenture. In addition, the Company may redeem up to 100% of the Notes before May 15, 2017 at a make-whole premium and up to 35% of the Notes before May 15, 2017, with the net cash proceeds from certain equity offerings.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of certain of the Company’s subsidiaries to: incur or guarantee additional indebtedness; create liens on assets; pay dividends or purchase or redeem its capital stock; prepay, redeem or repurchase certain debt; enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends; make certain investments; sell assets; issue preferred stock; enter into transactions with its affiliates; or effect a consolidation or merger. These covenants are subject to a number of important qualifications and exceptions.

The Offered Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the Offered Notes may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Indenture, the Third Supplemental Indenture, the Offered Notes, and the Notes contained herein does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, the Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the form of the Offered Notes, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, and 4.5, respectively, to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Offered Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Company’s other documents filed with the SEC. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture (including forms of 6.875% Senior Notes Due 2022), dated as of May 5, 2014, among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 30, 2014).

4.2	Supplemental Indenture, dated as of December 18, 2014, among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture (incorporated by reference to Century Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 6, 2015).

4.3	Second Supplemental Indenture, dated as of March 13, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.

4.4	Third Supplemental Indenture, dated as of April 9, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.

4.5	Form of 6.875% Senior Note due 2022 (included as Exhibit A to Exhibit 4.4).

10.1	Purchase Agreement, dated April 6, 2015, among Century Communities, Inc., the Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named on Schedule A thereto.

10.2	Registration Rights Agreement, dated as of April 9, 2015, among Century Communities, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2015	CENTURY COMMUNITIES, INC.

	By:	/s/ Dave Messenger
		Name:	Dave Messenger
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture (including forms of 6.875% Senior Notes Due 2022), dated as of May 5, 2014, among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of Century Communities, Inc. (File No. 333-195678) filed with the SEC on May 30, 2014).

4.2	Supplemental Indenture, dated as of December 18, 2014, among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture (incorporated by reference to Century Communities, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 6, 2015).

4.3	Second Supplemental Indenture, dated as of March 13, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.

4.4	Third Supplemental Indenture, dated as of April 9, 2015, by and among Century Communities, Inc., the Guarantors named therein, and U.S. Bank National Association, as trustee under the Indenture.

4.5	Form of 6.875% Senior Note due 2022 (included as Exhibit A to Exhibit 4.4).

10.1	Purchase Agreement, dated April 6, 2015, among Century Communities, Inc., the Guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named on Schedule A thereto.

10.2	Registration Rights Agreement, dated as of April 9, 2015, among Century Communities, Inc., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the initial purchasers.